                                                                 EXHIBIT 10.112
                                                                 --------------

                              CONSENT TO SUBLEASE

     THIS CONSENT TO SUBLEASE (this "Consent") is dated as of July 9, 1999, is made with reference to that certain sublease dated April 28, 1997 (the "Original Sublease"), as amended on May __, 1999 (the "Amendment"), by and between Interneuron Pharmaceuticals, Inc., with an address at 99 Hayden Avenue, Lexington, Massachusetts Lexington, Massachusetts 02421("Tenant") and J. Howard & Associates, Inc., with an address at 99 Hayden Avenue, Lexington, Massachusetts 02421 ("Sublessee"), and is entered into by and among Ledgemont Realty Trust, with an address at 177 Milk Street, Boston, Massachusetts 02109 ("Landlord"), Tenant and Sublessee, with reference to the following facts:

     (A) Landlord and Tenant are the parties to that certain lease dated as of February 5, 1997, as amended ("Master Lease");

     (B) Tenant and Sublessee previously entered into the Original Sublease;

     (C) The Master Lease provides, inter alia, that Tenant may enter into the Original Sublease, but may not enter into any other sublease without Landlord's prior written approval.

     (D) Tenant and Sublessee have herewith presented the fully-executed Amendment (a true copy of which is attached hereto) to Landlord for Landlord's approval, upon all of the terms and conditions hereinafter appearing.

     (E) The Original Sublease as amended by the Amendment is referred to herein as the Sublease.

     NOW, THEREFORE, for good and valuable consideration, the parties agree as follows:

     Landlord hereby consents to the Sublease upon the terms and conditions set forth in the General Conditions of Consent to Sublease attached hereto and made an integral part hereof.

     EXECUTED under seal as of the date first written above.

LANDLORD:                              TENANT:

LEDGEMONT REALTY TRUST                 INTERNEURON PHARMACEUTICALS, INC.


By: /s/ Robert L. Beal                 By: /s/ Glenn L. Cooper, M.D.
    -------------------------------        -------------------------------------
    Trustee                                Duly Authorized


                                       SUBLESSEE:

                                       J. HOWARD & ASSOCIATES, INC.


                                       By: /s/ Verna Ford
                                           -------------------------------------
                                           Duly Authorized
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                   GENERAL CONDITIONS OF CONSENT TO SUBLEASE


     The following terms and conditions are an integral part of the foregoing Consent to Sublease.

     1. Neither the Master Lease, the Sublease nor this Consent shall be deemed, nor are they intended, to grant to Sublessee any rights whatsoever against Landlord. Sublessee hereby acknowledges and agrees that its sole remedy for any alleged or actual breach of its rights in connection with the Sublease shall be solely against Tenant. Sublessee acknowledges and agrees that it is not a third party beneficiary under the Master Lease, and is not entitled to assert any of Tenant's rights thereunder against Landlord, whether in its own right or on behalf of Tenant.

     2. This Consent shall not release Tenant from any existing or future duty, obligation or liability to Landlord pursuant to the Master Lease, nor shall this Consent change, modify or amend the Master Lease in any manner, except insofar as it consititutes Landlord's consent to the Sublease. Notwithstanding the generality of the foregoing, (i) this Consent expressly shall not absolve Tenant from the requirement set forth in the Master Lease that Tenant obtain Landlord's prior written approval of any additional subleases, assignments or other dispositions of its interest in the Master Lease or the Premises (as defined in the Master Lease) an d(ii) this Consent shall not constitute Landlord's consent to any alteration of the premises leased under the Master Lease.

     3. In the event Tenant is in default under any of the terms and provisions of the Master Lease, Landlord may elect to receive directly from Sublessee all sums due or payable to Tenant by Sublessee pursuant to the Sublease, and upon receipt of Landlord's notice, Sublessee shall thereafter pay to Landlord any and all payments then owing from Tenant. Neither the service of such written notice nor the receipt of such direct payments shall cause Landlord to assume any of Tenant's duties, obligations and/or liabilities under the Sublease, nor shall such event impose upon Landlord the duty or obligation to honor the Sublease, nor subsequently to accept any purported attornment by Sublessee.

     4. Sublessee hereby acknowledges that it has read and has knowledge of all of the terms, provisions, rules and regulations of the Master Lease and agrees not to do or omit to do anything which would cause Tenant to be in breach of the Master Lease. Any such act or omission shall also constitute a breach of the Master Lease and this Consent and shall entitle Landlord to recover any damage, loss, cost, or expense which it thereby suffers, from Tenant and/or Sublessee.

     5. In the event of any litigation between the parties hereto with respect to the subject matter hereof the unsuccessful party agrees to pay to the successful party all reasonable costs, expenses and attorneys' fees incurred therein by the successful party, which may be included as part of a judgment rendered therein.

     6. The parties acknowledge that the Sublease constitutes the entire agreement between Tenant and Sublessee with respect to the subject matter thereof insofar as Landlord may be concerned, and that no amendment, termination, modification or change therein will be binding upon Landlord unless Landlord shall have given its prior written consent thereto.
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     7.  This Consent shall be binding upon and shall inure to the benefit of the parties' respective successors in interest and assigns, subject at all times, nevertheless, to all agreements and restrictions contained in the Master Lease, the Sublease, and herein, with respect to subleasing, assignment, or other transfer. The agreements contained herein constitute the entire understanding between the parties with respect to the subject matter hereof, and supersede all prior agreements, written or oral, inconsistent herewith. Tenant and Sublessee warrant and agree that neither Landlord nor any of its agents or other representatives have made any representations concerning the Premises, their condition, the Sublease or the Master Lease.

     8. Notice required or desired to be given hereunder shall be effective either upon personal delivery or three (3) days after deposit in the United States mail, by registered or certified mail, return receipt requested, addressed to the Landlord at the address set forth in the Master Lease for the payment of rent, or to Tenant or Sublessee at the address of the Premises or of the subleased Premises, respectively. Any party may change its address for notice by giving notice in the manner hereinabove provided.

     9. Notwithstanding anything to the contrary set forth herein or elsewhere, if the Master Lease was guaranteed at the time of execution or at any time prior hereto by any guarantor, then Tenant shall deliver to Landlord with this Consent a counterpart of this Consent indicating the approval thereof by any and all such guarantor(s).

     10. Tenant and Sublessee agree to indemnify and hold Landlord harmless from and against any loss, cost, expense, damage or liability, including reasonable attorney's fees, incurred as a result of a claim by any person or entity (i) that it is entitled to a commission, finder's fee or like payment in connection with the Sublease or (ii) relating to or arising out of the Sublease or any related agreements or dealings.